UNAUDITED PRO FORMA COMBINING FINANCIAL INFORMATION



     The following Unaudited Pro Forma Combining Balance Sheet of Viatel as of December 31, 1999 and Unaudited Pro Forma Combining Statement of Operations of Viatel for the year ended December 31, 1999 illustrate the effect of our acquisition of New Comms.UK (formerly AT&T Communications (UK) Limited) on February 29, 2000. Following the acquisition, the acquired business operates under the name of Viatel Global Communications Limited. The Unaudited Pro Forma Combining Balance Sheet assumes that the acquisition of New Comms.UK had been completed as of December 31, 1999 and the Unaudited Pro Forma Combining Statements of Operations assumes that the acquisition of New Comms.UK had been completed as of January 1, 1999. Certain reclassifications have been made to New Comms.UK's historical financial statements to conform with our presentation. New Comms.UK historical financial statements have been converted into U.S. dollars using a rate of $1.62 per Pound Sterling at December 31, 1999 and the year then ended.

ACCOUNTING TREATMENT

     We have acquired all of the issued and outstanding share capital of New Comms.UK, and have recorded the acquisition as a purchase transaction. The preliminary purchase price for New Comms.UK is $117.3 million, net of cash acquired of $24.1 million, and is comprised of a $125 million cash payment at the time of closing, certain post-closing payments in connection with preliminary acquired working capital, and estimated transaction costs. The acquisition has been accounted for under the purchase method of accounting. The purchase price has been preliminarily allocated based on estimated fair values at the date of acquisition, pending final determination of certain acquired balances.

     The Unaudited Pro Forma Combining Financial Information is not necessarily indicative of either future results of operations or results that might have been achieved if our acquisition of New Comms.UK had been consummated as of January 1, 1999. The Unaudited Pro Forma Combining Financial Information should be read in conjunction with our historical financial statements and the historical financial statements of New Comms.UK together with the related notes thereto.

     As described in Note 1 of the New Comms.UK  (formerly  AT&T  Communications
(UK) Limited) audited financial statements as of and for the years ended December 31, 1999 and 1998, which are included elswhere in this filing, New Comms.UK had significant transactions and relationships with AT&T Corp. and its affiliates. As a result of these relationships, it is possible that the terms of these transactions were not the same as those that would have resulted from transactions among wholly unrelated parties.




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                                 Viatel, Inc.
                  Unaudited Pro Froma Combining Balance Sheet


                                                                                        As of December 31, 1999
                                                                                            (in thousands)

                                                                                                                            Viatel
                                                                 Viatel         New Comms.UK     Pro Forma Merger          Pro Forma
                                                               Historical       Historical       Adjustments               Combined
                                                              ----------------------------------------------------------------------
Assets
Current Assets:
        Cash and cash equivalents                             $  373,044        $ 23,263       $ (136,439)(1)            $  259,868
        Restricted cash equivalents                                9,632               -                                      9,632
        Restricted marketable securities                         125,581               -                                    125,581
        Trade accounts receivable, less allowance for
         doubtful accounts                                       115,103          38,859                                    153,962
        VAT receivables, net                                      37,867          13,443                                     51,310
        Prepaid expenses and other current assets                 16,789           4,805                                     21,594
                                                              ----------------------------------------------------------------------

              Total current assets                               678,016          80,370         (136,439)                  621,947

Restricted marketable securities, non-current                     62,547               -                                     62,547
Property and equipment, net                                      884,328         147,276          (34,905)(2)               996,699
Cash securing letters of credit for network construction          50,165               -                                     50,165
Intangible assets, net                                        $1,011,659               -                                  1,011,659
Other assets                                                      17,382          15,213                                     32,595
                                                              ----------------------------------------------------------------------
              TOTAL ASSETS                                    $2,704,097        $242,859       $ (171,344)               $2,775,612
                                                              ----------------------------------------------------------------------
Liabilities and stockholders' equity
Current liabilities:
        Accrued telecommunications costs                      $   77,333        $ 36,051                                 $  113,384
        Accounts payable and other accrued expenses              156,218          19,643       $    4,999(3)                180,860
        Property and equipment purchases payable                  87,810          10,822                                     98,632
        Accrued interest                                          37,545               -                                     37,545
        Liability under joint construction agreement               4,918               -                                      4,918
        Current installments of notes payable                     24,997               -                                     24,997
        Current installments of obligations under
          capital leases                                          10,337               -                                     10,337
                                                              ----------------------------------------------------------------------
              Total current liabilities                          399,158          66,516             4,999                  470,673
Long-term liabilities:
        Long term debt, excluding current installments         1,680,885               -                                  1,680,885

        Notes payable and obligations under capital
          leases, excluding current installments                  86,663               -                                     86,663
                                                              ----------------------------------------------------------------------
              Total long-term liabilities                      1,767,548               -                 -                1,767,548

Commitments and contingencies
Stockholders' equity

        Common Stock                                                 471               -                                        471
        Additional paid-in capital                             1,066,964         565,245         (565,245)(4)             1,066,964
        Unearned Compensation                                    (5,768)               -                                     (5,768)
        Accumulated other comprehensive loss                    (45,464)               -                                    (45,464)
        Accumulated deficit                                    (478,812)       (388,902)           388,902(4)              (478,812)
                                                              ----------------------------------------------------------------------
              Total stockholders' equity                         537,391         176,343         (176,343)                  537,391
                                                              ----------------------------------------------------------------------
              TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $2,704,097        $242,859       $ (171,344)               $2,775,612
                                                              ----------------------------------------------------------------------

                              See notes to unaudited pro forma combining financial information

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
                                        Viatel, Inc.
                   Unaudited Pro Forma Combining Statement of Operations
                            For the Year Ended December 31, 1999


                                                                      Pro               Viatel
                                                                      Forma             Pro
                                         Viatel        New Comms.UK   Merger            Forma
                                         Historical    Historical    Adjustments       Combined
                                         ----------    -----------   -----------       --------
                                                    (in thousands, except per share data)
Revenue
  Communication services revenue         $ 248,600     $ 179,767    $(45,362)  (5)     $ 383,005
  Capacity sales                            84,501         --            --               84,501
                                         ----------     ---------    --------          ----------
  Total revenue                            333,101       179,767     (45,362)            467,506
                                         ----------     ---------    --------          ----------
Operating expenses
  Cost of services and sales               250,574       131,053     (33,069)  (5)       348,558

  Selling, general and administrative      100,559        81,355      (2,349)  (6)       179,565
  Depreciation and amortization             75,911        33,811      (3,544)  (2)       106,178
  Restrucuring and impairment               13,206         --            --               13,206
                                         ----------     ---------    --------          ----------
  Total operating expenses                 440,250       246,219     (38,962)            647,507
                                         ----------     ---------    --------          ----------
Operating Loss                            (107,149)      (66,452)     (6,400)           (180,001)
Interest income                             26,722         1,717      (1,717) (7)         20,582
                                                                      (6,140) (1)
Interest expense                          (137,409)       (3,256)      3,256  (7)       (137,409)
                                         ----------     ---------    --------          ----------
Net loss                                  (217,836)      (67,991)    (11,001)           (296,828)

Dividends on redeemable convertible
preferred stock                             (1,341)                                       (1,341)

Net loss attributable to common
stockholders                             $(219,177)     $(67,991)   $(11,001)          $(298,169)
                                         ==========     =========   =========          ==========
Net loss per common share attributable
   to common stockholders, basic and
   diluted                               $   (7.43)                                    $  (10.10)
                                         =========                                     ==========
Weighted average common shares
   outstanding, basic and diluted           29,518                                        29,518
                                         =========                                     =========
          See notes to unaudited pro forma combining financial information.

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          NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL INFORMATION


(1) Reflects the cash payment of $125.0 million to acquire New Comms.UK, certain post-closing payments in connection with preliminary acquired working capital, and the consequent effect to interest income resulting from the lower balances in cash.

(2) Adjustments to property and equipment and to depreciation expense resulting from the preliminary fair valuation of property and equipment at the date of acquisition.

(3) Estimated transaction costs for Viatel of $5.0 million relating to the acquisition.

(4) Elimination of historical net assets acquired, comprised of New Comms.UK historical stockholders'equity.

(5) Elimination of New Comms.UK's communication services revenue and related cost of services and sales from AT&T and affiliates that are not expected to continue post acquisition.

(6) Elimination of New Comms.UK's general and administrative costs relating to shared services that are not expected to continue post acquisition.

(7) Elimination of New Comms.UK's historical allocated interest income and interest expense.